Exhibit 10.4

DIRECTOR AGREEMENT

This Director Agreement, dated June 15, 2026 (this “Agreement”), is by and among the undersigned investors (each, an “Investor”; together, the “Investors”), Magnetar Financial LLC, solely in its capacity as representative of the Investors (the “Representative”), and Comtech Telecommunications Corp. (the “Company”).

WHEREAS, the Company and the Representative, acting on behalf of the Investors, have mutually determined that it would be in the best interest of the Company to provide the Representative the right to appoint a member of the Company’s Board of Directors (the “Board”), as provided in this Agreement.

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Board Representation and Board Matters.

(a) Subject to the terms and conditions in this Agreement and without limitation to the terms and conditions of the Company’s Certificate of Designations designating Series B-3 Convertible Preferred Stock dated March 3, 2025 (and, following the date the Transaction is consummated, the Company’s Certificate of Designations designating Series B-4 Convertible Preferred Stock, which shall be dated and filed with the Delaware Secretary of State on the date the Transaction is consummated, together, the “Certificate of Designations”)), the Company hereby agrees to take all necessary corporate action to cause one individual designated in writing by the Representative on behalf of the Investors (the “Director Nominee”) to be appointed to the Board as a director. In furtherance of the foregoing, and subject to Section 1(b) below, the Board shall take all necessary actions (i) to appoint the Director Nominee to the Board promptly following Representative’s notification to the Company of the individual to serve as the Director Nominee, and (ii) with respect to the next Annual Meeting (as defined below) after the date hereof (and at each subsequent Annual Meeting for so long as the Representative’s rights under this Section 1 remain in effect), to (A) nominate the Director Nominee for election to the Board in the Company’s proxy statement and proxy card, (B) recommend to the stockholders of the Company the election of the Director Nominee to the Board and (C) solicit proxies in favor of the election of the Director Nominee to the Board in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate.

(b) The Director Nominee shall (i) meet all requirements regarding service as a director of the Company under applicable law and stock exchange rules regarding service as a director of the Company and all other criteria and qualifications for service as a director applicable to all directors of the Company, including the Company’s Standards of Business Conduct and Corporate Governance Guidelines, and (ii) make himself or herself reasonably available for interviews and consent to such reference and background checks or other investigations as the Board of Directors may reasonably request (and consistent with those performed on other directors of the Company) to determine the Director Nominee’s eligibility and qualification to serve as a director of the Company. No Director Nominee shall be eligible to serve on the Board of Directors if he or she has been involved in any of the events enumerated under Item 2(d) of Schedule 13D under the Securities Exchange Act of 1934, as amended, or Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), is a “Bad Actor” as defined in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act or is subject to any judgment prohibiting service as a director of any public company. As a condition to any Director Nominee’s election to the Board of Directors or nomination for election as a director of the Company at any meeting of the Company’s stockholders, the Director Nominee must provide to the Company: (A) all information reasonably requested by the Company that is required to be or is customarily disclosed for directors and candidates for directors in a proxy statement or other filings in accordance with applicable law, any stock exchange rules or listing standards, in each case, relating to the Director Nominee’s election as a director of the Company or the Company’s operations in the ordinary course of business; (B) all information reasonably requested by the Company in connection with assessing eligibility and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, in each case, relating to the Director Nominee’s nomination or election, as applicable, as a director of the Company or the Company’s operations in the ordinary course of business; (C) an undertaking in writing (in a form provided by the Secretary of the Company) by the Director Nominee to be subject to, bound by and duly comply with the Company’s Corporate Governance Guidelines and Standards of Business Conduct, with such changes thereto (or such successor policies) as are applicable to all other directors, in each case, as such changes or successor policies are adopted in good faith by the Board of Directors, and do not by their terms materially, adversely and disproportionately impact the Director Nominee relative to all other directors; and (D) an undertaking to immediately resign, at the request of the Board of Directors made at such time as the Representative no longer has the right to nominate a Director Nominee pursuant to Section 1(a). If the Board declines to accept a proposed nominee pursuant to this Section 1(b), Representative, on behalf of the Investors, shall have the right to designate a replacement nominee, subject to the same standard.

(c) If the Director Nominee ceases to serve on the Board for any reason (including death, disability, resignation or removal), for so long as the Representative’s rights under this Section 1 remain in effect, the Representative, on behalf of the Investors, shall have the right to designate a replacement nominee, subject to the acceptance standard set forth in Section 1(b), and the Board shall take all necessary actions to appoint such replacement to the Board as soon as possible and, with respect to the next Annual Meeting after the date hereof (and at each subsequent Annual Meeting for so long as the Representative’s rights under this Section 1 remain in effect), (A) nominate the replacement for election to the Board in the Company’s proxy statement and proxy card, (B) recommend to the stockholders of the Company the election of the replacement to the Board and (C) solicit proxies in favor of the election of the replacement to the Board in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate. This Section 1(c) shall also apply mutatis mutandis to any replacement(s) of the then-current replacement.

(d) Each of the Company and Representative agrees and acknowledges that the Director Nominee shall have the same rights and benefits, including with respect to insurance, indemnification, compensation and fees, as are applicable to all other non-management directors of the Company.

(e) For so long as the Investors own, and continue to own, in the aggregate, beneficially and of record an amount of Convertible Preferred Stock (as defined in the applicable Certificate of Designations) with an aggregate Liquidation Preference (as defined in the applicable Certificate of Designations) equal to at least $20,000,000 (including, for such purpose, the Liquidation Preference of any shares of Convertible Preferred Stock previously held by the Investors (or their permitted transferees) that were subsequently converted into Conversion Shares (as defined in the applicable Certificate of Designations) pursuant to a Mandatory Conversion or an Optional Conversion (each, as defined in the applicable Certificate of Designations, to the extent such Conversion Shares are still owned beneficially and of record by the Investors)), the Investors, and the Representative acting on their behalf, will continue to have all rights under this Agreement, including the right to designate the Director Nominee and the Company’s obligations under this Section 1 will remain in full force.

(f) The Board shall give the Director Nominee the same due consideration for committee membership as any other independent director with similar expertise and qualifications.

(g) The Director Nominee may, in its discretion, provide Confidential Information (as defined below) received by the Director Nominee as a member of the Board or committee thereof to investment professionals and attorneys employed directly by and outside legal counsels, tax advisers and auditors retained by the Representative or any Representative Affiliate who need to know such information in connection with the Representative and Representative Affiliates’ investment in the Company; provided, however, that the Representative hereby acknowledges and agrees on behalf of itself, the Representative Affiliates and the professionals who receive Confidential Information, (A) to keep such Confidential Information strictly confidential and not disclose such Confidential Information to any other person (other than the Representative or any Representative Affiliates), and (B) not to use or permit the use of such Confidential Information for any purpose other than in connection with the Director Nominee’s duties as a director of the Company and in connection with the Representative’s and the Representative Affiliate’s investment in the Company; it being understood that the Representative shall inform each such Representative Affiliate, Representative Affiliate employee, outside legal counsel, tax adviser or auditor of the confidential nature of the Confidential Information and advise each such person to abide by the confidentiality provisions set forth in this Agreement as if they were a party hereto.

(h) Any share ownership requirement for the Director Nominee serving on the Board will be deemed satisfied by the securities owned by the Representative and any Representative Affiliate.

(i) Under no circumstances shall any of the Company’s policies be violated by the Director Nominee receiving lawful compensation from the Representative or any Representative Affiliate, so long as such compensation is not paid with respect to the Director Nominee’s service or action as a director of the Company and such Director Nominee is an employee, contractor or service provider of the Representative or any Representative Affiliate.

(j) The Chairman of the Board shall have the right to excuse the Director Nominee from any meetings or materials of the Board if he determines reasonably and in good faith, upon advice of outside counsel, that (i) allowing the Director Nominee to participate in such meeting or receive such materials could reasonably be expected to result in a violation of applicable law, or (ii) such Director Nominee has an actual conflict of interest or a potential conflict of interest based on the subject matter of such meeting. In addition, a committee chair may exclude the Director Nominee from a committee meeting if the committee chair determines reasonably and in good faith, upon advice of outside counsel, that the Director Nominee has an actual conflict of interest or a potential conflict of interest based on the subject matter of such meeting.

(k) For so long as the Representative’s rights under this Section 1 remain in effect, the Company shall notify the Representative in writing, no later than 45 days prior to the advance notice deadline for making director nominations under the Company’s bylaws at any annual meeting of stockholders of the Company (including any special meeting held in lieu thereof, each, an “Annual Meeting”), if the Director Nominee will not be included on the Company’s slate of nominees for such Annual Meeting; provided that if for any reason the Company fails to include the Director Nominee on the Company’s slate of nominees at such Annual Meeting after failing to notify the Representative that the Director Nominee will not be included on the Company’s slate, the Company shall inform the Representative, in writing, that the Director Nominee will not be included on the Company’s slate of nominees for such Annual Meeting and the Company shall thereafter take any action necessary (including extending the director nomination deadline) to ensure that the Representative has at least 30 days from the date that the Company makes such notification (such period, the “Notice Period”) to submit director nominations for such Annual Meeting in accordance with the Company’s bylaws, and the Company shall not file any proxy statement with respect to such Annual Meeting until the expiration of the Notice Period.

2.            Public Announcements. No later than 9:00 a.m. Eastern Time, on June 17, 2026, the Company shall file this Agreement with the SEC as exhibits to a Current Report on Form 8-K and to file this Agreement as an exhibit to future filings with the SEC, and the Company acknowledges and agrees that the Representative shall have reasonable advance review and consultation rights upon any Current Report on Form 8-K filing (or amendment thereto) made by the Company with respect to this Agreement.

3.            Representations and Warranties of All Parties. Each of the parties hereto represents and warrants to the other party hereto that: (a) such party has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly and validly authorized, executed and delivered by such party and assuming the valid execution and delivery hereof by the other party, is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (c) the execution, delivery and performance of this Agreement does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to such party, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such party is a party or by which it is bound.

4.     Definitions. As used in this Agreement,

i.	the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act and the term “Representative Affiliate” shall mean an Affiliate of the Representative;

ii.	the term “Confidential Information” shall mean (x)(A) any materials, resolutions or other information prepared for consideration at any meeting, or for any action by written consent in lieu of a meeting, of the Board or any committee thereof, (B) all discussions and deliberations occurring during Board or committee meetings, (y) (A) any and all information communicated in writing, orally, by electronic or magnetic or any other media, by visual observation or by any other means, on or after the date of this Agreement, whether or not labeled as confidential, which is disclosed or otherwise provided by, or on behalf or at the request of, the Company or its subsidiaries, to the Director Nominee, (B) proprietary information of the Company or any of its Affiliates that is disclosed to the Director Nominee in his capacity as a director of the Company, and (C) information disclosed or otherwise provided to the Director Nominee by, or on behalf or at the request of the Company or any of its Affiliates which relates to current, planned or proposed products, marketing and business plans, methods of doing business, forecasts, projections and analyses, financial information, and joint venture, vendor and customer information and (z) all notes, reports, analyses, compilations, studies, interpretations or other materials, whether prepared by the Director Nominee or by a Representative Affiliate, that contain, reflect or are derived or based (in whole or in part) upon any Confidential Information; provided; however, that Confidential Information will not include information that (a) was or becomes available to the public other than as a result of a breach of any confidentiality obligation in this Agreement by the Director Nominee, an Investor, the Representative, Representative Affiliates or any person to whom the Director Nominee disclosed Confidential Information to pursuant to Section 1(g) hereof, (b) was or becomes available to the Representative, an Investor, their respective affiliates or representatives from a source other than the Company or its representatives; provided that such source is reasonably believed by such Representative, Investor or affiliates not to be subject to an obligation of confidentiality (whether by agreement or otherwise), (c) at the time of disclosure is already in the possession of the Representative, an Investor or their respective affiliates or representatives from a source other than the Company or any of its subsidiaries or any of their respective representatives; provided that such source is reasonably believed by such Investor or such Affiliates not to be subject to an obligation of confidentiality (whether by agreement or otherwise), or (d) was independently developed by the Representative, an Investor or their respective affiliates or representatives without reference to, incorporation of, or other use of any Confidential Information;

iii.	the term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder;

iv.	the terms “person” or “persons” mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature;

v.	the “SEC” means the U.S. Securities and Exchange Commission; and

vi.	the term “Transaction” means the transaction contemplated by that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of the date hereof, among the Company, the subsidiaries of the Company named therein, and Wavestream Corporation (“Buyer”), the Company and certain of its subsidiaries are selling to Buyer the direct and indirect subsidiaries of the Company engaged (and certain assets used) in the Company’s Satellite and Space Communications business.

5.     Specific Performance; Venue; Governing Law; Waiver of Jury Trial.

(a)  The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party hereto agrees that in addition to other remedies the other party hereto shall be entitled to at law or in equity, the other party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware.

(b) Furthermore, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and (iv) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law.

(c) This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware applicable to contracts executed and to be performed wholly within such State without giving effect to the choice of law principles of such State.

(d) Each of the parties hereto, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waives any right that such party may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement, or any of the transactions contemplated thereby, or any course of conduct, dealing, statements (whether oral or written), or actions of any of them. No party hereto shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.

6.            No Waiver. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

7.            Entire Agreement. This Agreement (together with the exhibits and schedules hereto) contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter of this Agreement. This Agreement may be amended only by an agreement in writing executed by the parties hereto.

8.            Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier, one (1) business day after mailing; (c) if sent by e-mail transmission, with a copy sent on the same day in the manner provided in the foregoing clause (a) or (b), when transmitted and receipt is confirmed; and (d) if otherwise actually personally delivered, when delivered, provided, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

If to the Company, to:

Comtech Telecommunications Corp.

305 N 54th Street

Chandler, Arizona 85226

Attn: Ken Traub, Chairman and CEO

E-mail: ken.traub@comtech.com

with a copy (which shall not constitute notice) to:

Norton Rose Fulbright US LLP

1301 Avenue of the Americas

New York, New York 10019-6022

Attention: Steven I. Suzzan

E-mail: steven.suzzan@nortonrosefulbright.com

If to Representative or the Investors, to:

Magnetar Financial LLC

1603 Orrington Avenue, 13th Floor

Evanston, IL 60201

Attention: Chief Legal Officer

Email: FISecuritynotices@magnetar.com

with a copy (which shall not constitute notice) to:

Counsel to Representative and the Investors:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019-6099

E-mail: ehalperin@willkie.com; sewen@willkie.com

Attention: Eric Halperin; Sean Ewen

9.            Severability. If at any time subsequent to the date hereof, any provision of this Agreement is held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision will be of no force and effect, but the illegality or unenforceability of such provision will have no effect upon the legality or enforceability of any other provision of this Agreement. In addition, the parties hereto agree to use their best efforts to agree upon and substitute a valid and enforceable provision for any provision that is held illegal, void or unenforceable by a court of competent jurisdiction.

10.          Counterparts. This Agreement may be executed in one or more counterparts and by scanned computer image (such as .pdf), each of which will be deemed to be an original copy of this Agreement. For the avoidance of doubt, no party hereto shall be bound by any contractual obligation to the other parties hereto until all counterparts to this Agreement have been duly executed by each of the parties hereto and delivered to the other parties hereto (including by means of electronic delivery).

11.          Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.

12.          No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

13.          Fees and Expenses. The Company shall bear and pay all reasonable and documented out-of-pocket fees, costs and expenses incurred by the Representative or the Investors in connection with the negotiation and execution of this Agreement, including reasonable attorneys’ fees. The Company shall pay such amounts within five days of receipt of an invoice in connection with this Agreement.

14.          Interpretation and Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party hereto and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties hereto shall be deemed the work product of all of the parties hereto and may not be construed against any party hereto by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party hereto that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement will be decided without regard to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The terms “include,” “includes” and “including” shall be deemed to be followed by the word “without limitation” in all instances.

15.            Termination. This Agreement shall become effective on the date hereof and remain in effect until the Investors no longer have the right to designate a Director Nominee pursuant to Section 1, unless earlier terminated by mutual written agreement of the parties. Upon termination of this Agreement, this Agreement shall have no further force and effect; provided that Sections 1(g) and 5 through 15 shall survive termination of this Agreement, and no termination of this Agreement shall relieve any party of liability for any breach of this Agreement arising prior to such termination.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Director Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

COMTECH TELECOMMUNICATIONS CORP.

By:	/s/ Kenneth Traub
Name:	Kenneth Traub
Title:	Chairman, President and Chief Executive Officer

MAGNETAR FINANCIAL LLC,
as Representative

By:	/s/ Lavonne Harris
Name:	Lavonne Harris
Title:	Chief Financial Officer – Funds

MAGNETAR ALPHA STAR FUND LLC
By: Magnetar Financial LLC, its Investment Manager

By:	/s/ Lavonne Harris
Name:	Lavonne Harris
Title:	Chief Financial Officer – Funds

MAGNETAR CAPITAL FUND II LP
By: Magnetar Financial LLC, its Investment Manager

By:	/s/ Lavonne Harris
Name:	Lavonne Harris
Title:	Chief Financial Officer – Funds

MAGNETAR LONGHORN FUND, LP
By: Magnetar Financial LLC, its Investment Manager

By:	/s/ Lavonne Harris
Name:	Lavonne Harris
Title:	Chief Financial Officer – Funds

MAGNETAR LAKE CREDIT FUND LLC
By: Magnetar Financial LLC, its Manager

By:	/s/ Lavonne Harris
Name:	Lavonne Harris
Title:	Chief Financial Officer – Funds

MAGNETAR STRUCTURED CREDIT FUND, LP
By: Magnetar Financial LLC, its General Partner

By:	/s/ Lavonne Harris
Name:	Lavonne Harris
Title:	Chief Financial Officer – Funds

PURPOSE ALTERNATIVE CREDIT FUND - F LLC By: Magnetar Financial LLC, its Investment Manager

By:	/s/ Lavonne Harris
Name:	Lavonne Harris
Title:	Chief Financial Officer – Funds

PURPOSE ALTERNATIVE CREDIT FUND - T LLC By: Magnetar Financial LLC, its Investment Manager

By:	/s/ Lavonne Harris
Name:	Lavonne Harris
Title:	Chief Financial Officer – Funds